UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2005

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-49697	06-1449146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices)

Registrant’s telephone number, including area code: (317) 484-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 22, 2005, Republic Airways Holdings Inc. (the “Company”) amended its code-share agreement with United Air Lines, Inc., increasing its ERJ-170 fleet by five aircraft and removing two ERJ-145 aircraft from service. A copy of the press release of the Company dated June 23, 2005 is filed herewith as Exhibit 99.1

Item 8.01  Other Events.

On June 23, 2005, the Company received notification from US Airways Group, Inc. and US Airways, Inc. (collectively, “US Airways”) that US Airways was exercising its option to (i) sell to the Company take off and landing slots; (ii) sell to the Company 10 ERJ-170 aircraft and (iii) assign to the Company leases for 18 ERJ-170 aircraft. A copy of the letter dated June 23, 2005 from US Airways, and a copy of the press release of the Company dated June 23, 2005, is filed herewith as Exhibit 10.1 and Exhibit 99.2, respectively.

Item 9.01.  Financial Statements and Exhibits.

(c)   Exhibits.
    10.1 Letter dated June 23, 2005 from US Airways Group, Inc. and US Airways, Inc.

    99.1 Press release of the Company issued on June 23, 2005, relating to adding five Embraer 170’s to United Express Program.

    99.2 Press release of the Company issued on June 23, 2005, relating to purchasing Embraer 170 aircraft, slots and other assets from US Airways.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

Date: June 28, 2005              /s/ Robert Hal Cooper
 Robert Hal Cooper
 Executive Vice President and Chief Financial Officer